Exhibit 10.1

*Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. Such identified information has been excluded from this exhibit because it is (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SECURED LOAN AGREEMENT

This Secured Loan Agreement (this “Agreement”), is made as of this 24th day of November, 2025 (the “Effective Date”) by and between:

Borrower(s): iPower Inc. (“Borrower”), and

Lender(s): [                    ] (“Lender”).

The parties agree as follows:

1. Loan Amount. Lender agrees to loan Borrower $[                  ] (the “Loan”), together with interest in the outstanding principal amount of the Loan (the “Principal Balance”), and in accordance with the terms set forth below. In conjunction with and including the Loan with the Lender, the Borrower has entered into loan agreements with other lenders (together, the “Lenders”) for total loan proceeds of $2 million.

Loan amount shall be wired to the following account of the Borrower:

Beneficiary Account Name: iPower, Inc.

Beneficiary Account Number:

Beneficiary Bank Name:

Beneficiary Bank Swift BIC:

Beneficiary Bank Routing Number:

2. Repayment of Loan.

The Loan together with accrued and unpaid interest and all other charges, costs and expenses, is due upon the earlier of (i) 60 days following the Effective Date or (ii) upon the Borrower’s closing on an investment transaction with [***].

3. Interest.  The Principal Balance shall bear interest at the fixed interest rate of 6.5% per annum. Notwithstanding, the total interest charged shall not exceed the maximum amount allowed by law and Borrower shall not be obligated to pay any interest in excess of such amount.

4. Late Fee.

If Borrower fails to make a payment due under this Agreement within 7 days after the due date, Borrower agrees to pay to Lender a one-time late payment fee of 2% plus 1% additional interest per month of the amount then due until the Loan is fully paid.

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5. Prepayment.

Borrower has the right to prepay all or any part of the Loan, together with accrued and unpaid interest thereon, at any time without prepayment penalty or premium of any kind.

6. Security Interest.

(a)       Following entry into this Agreement, and after the Borrower’s repayment of its loan facility with JPMorgan Chase N.A. (“JPM”), which the Borrower pledges will occur within seven days of entry into this Agreement and its receipt of Loan proceeds totaling $2 million, the Borrower pledges and grants to the Lender a security interest in the Collateral (as defined below), excluding any crypto assets of the Company (which crypto assets shall be held in the iPower Smart LLC subsidiary and which subsidiary shall not be subject to the security interest set forth in this Section 6) to secure payment and performance of all of the obligations and liabilities of the Borrower under this Agreement. Thereafter, following Borrower’s repayment of the JPM facility, at the request of the Lender, the Borrower shall use commercially reasonable efforts to procure, execute and deliver from time to time any consents, approvals, endorsements, assignments, financing statements and other writings deemed necessary or appropriate by the Lender to perfect, maintain and protect its security interest and the priority thereof.

(b)       The “Collateral” shall consist of all personal property of the Borrower, except for any crypto assets which may now be held or later acquired by the Borrower, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Borrower’s businesses and all improvements thereto; and (B) all inventory;

(ii) All accounts, together with all instruments, all documents of title representing any of the foregoing;

(iii) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(iv) All investment property;

(v) All supporting obligations;

(vi) All files, records, books of account, business papers, and computer programs; and

(vii) The products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(vii) above, including all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interests or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all investment property.

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Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void or voidable by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law and solely to the extent doing so does not void or invalidate such asset, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(c)       The Borrower hereby grants and transfers the right and power of attorney to Lender as the attorney in fact of the Borrower in the name and place of the Borrower to execute such documents and to take such other actions as the Lender may deems necessary, useful or appropriate to perfect, enforce, exercise, collect or otherwise effectuate Lender’s security interest, or otherwise place a lien on, in any or all of the Collateral or any of the Lender’s rights or remedies with respect to the Collateral, this Agreement.

(d)       Upon the Borrower’s indefeasible repayment in cash in accordance with this Agreement of the outstanding principal balance of the Loan, all interest accrued and unpaid thereon and all other amounts owing in connection with the Loan and this Agreement or secured by any or all of the Collateral, the Lender will execute and deliver any agreement, financing statement termination or other writings necessary to release the security interest granted pursuant to this Section 6.

(e)       The Lender shall have all of the rights and remedies provided to secured parties by the Uniform Commercial Code (UCC) and other applicable law. In addition, whether or not any event of default exists at such time, the Lender shall be entitled to notify any account debtor of the Lender’s rights in the Collateral pursuant to UCC §§ 9318 and 9502 (to the extent applicable before its revised version takes effect) and revised UCC §§ 9607 and 9608 (when applicable) and to enforce direct collection of all liabilities of any account debtor to the Borrower in accordance with those applicable laws and to apply any obligations under this Agreement.

(f)       If Lender seeks to foreclose on the Collateral under this Agreement, Lender will first provide written notice to the other Lenders of its intention to do so, and all the Lenders shall share in any assets of the Company available to them on a pro rata basis, notwithstanding the order of filing of the UCC-1 financing statements with respect to the security interests.

7. Remedies. Lender may enforce its rights or remedies in equity or at law, or both, whether for specific performance of any provision in this Agreement or to enforce the payment of the Loan or any other legal or equitable right or remedy. The rights and remedies of Lender now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and shall be in addition to every other such right or remedy.

8. Costs and Expenses. Borrower shall pay to Lender all costs of collection, including reasonable attorney’s fees, Lender incurs in enforcing this Agreement.

9. Successors and Assigns.  This Agreement will inure to the benefit of and be binding on the respective successors and permitted assigns of Lender and Borrower.

10. Amendment. This Agreement may be amended or modified only by a written agreement signed by Borrower and Lender.

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11. Notices. Any notice or communication under this Loan must be in writing and sent via the following option(s): (Check all that apply)

☐ Delivery in Person

☐ Overnight Courier Service

☒ Certified or Registered Mail (Postage Prepaid, Return Receipt Requested)

☒ Electronic Email Transmission

☐ Other: _____________________________________________________

12. No Waiver. Lender shall not be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing. Waiver by Lender of a breach or violation of any provision of this Agreement shall not constitute a waiver of any other subsequent breach or violation.

13. Severability. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement.

14. Assignment. Borrower shall not assign this Agreement, in whole or in part, without the written consent of Lender. Lender may assign all or any portion of this Agreement with written notice to Borrower.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, not including its conflicts of law provisions.

16. Disputes. Any dispute arising from this Agreement shall be resolved through:

Mediation, then binding arbitration. If the dispute cannot be resolved through mediation, then the dispute will be resolved through binding arbitration conducted in accordance with the rules of the American Arbitration Association.

17. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes and cancels all prior agreements of the parties, whether oral or written, with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

SIGNATURES

iPower Inc.

By Chenlong Tan, CEO
Borrower Signature	Borrower Full Name

Lender Signature	Lender Full Name

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